Exhibit 23.2


Thomas Leger & Co. LLP, Certified Public Accountants


CERTIFIED PUBLIC ACCOUNTANTS
Letterhead


                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of WASATCH PHARMACEUTICAL, INC.on Form S-8 of our report dated April 11, 2002 incorporated in the Annual Report of Form 10KSB of WASATCH PHARMACEUTICAL, INC.for year ended December 31, 2001.

/s/ Thomas Leger & Co. LLP
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Thomas Leger & Co. LLP

Houston, Texas
January 17, 2003